Exhibit 99.1

Charles M. Shaffer

Executive Vice President

Chief Financial Officer

(772) 221-7003

Chuck.Shaffer@seacoastbank.com

SEACOAST REPORTS FIRST QUARTER 2019 RESULTS

Net Income Increased 26% Year-Over-Year to $22.7 Million

Net Interest Margin Expands to 4.02%

27% Annualized Growth in Noninterest Bearing Demand Deposits

STUART, Fla., April 25, 2019 /GLOBE NEWSWIRE/ -- Seacoast Banking Corporation of Florida (“Seacoast” or “the Company”) (NASDAQ: SBCF) today reported first quarter 2019 net income of $22.7 million, or $0.44 per share, up 26% or $4.7 million year-over-year. Seacoast reported first quarter 2019 adjusted net income1 of $24.2 million, or $0.47 per share, an increase of $4.9 million compared to the first quarter of 2018. First quarter 2019 results reflect the acquisition of First Green Bancorp, Inc., which closed on October 19, 2018.

For the first quarter of 2019, return on average tangible assets was 1.48%, return on average tangible shareholders’ equity was 14.9%, and the efficiency ratio was 56.6%, compared to 1.05%, 10.9% and 65.8%, respectively, in the prior quarter and 1.34%, 14.4%, and 57.8%, respectively, in the first quarter of 2018. Adjusted return on average tangible assets1 was 1.50%, adjusted return on average tangible shareholders’ equity1 was 15.1%, and the adjusted efficiency ratio1 was 55.8%, compared to 1.49%, 15.4%, and 54.2%, respectively, in the prior quarter, and 1.38%, 14.8%, and 57.1%, respectively, in the first quarter of 2018.

Dennis S. Hudson, III, Seacoast’s Chairman and CEO, said, “Seacoast’s balanced growth strategy, combining organic growth with value-creating acquisitions, continues to benefit our shareholders. We had an outstanding quarter of customer acquisition and deposit growth, with pipelines increasing in all loan categories, reflecting our strong fundamentals and position in attractive markets. The underlying strength of our customer franchise and the value of our unique combination of customer analytics, marketing automation, and experienced bankers in growing urban markets situates us well to deliver sustainable, profitable growth.”

Charles M. Shaffer, Seacoast’s Chief Financial Officer, said, “Our first quarter 2019 results demonstrate a continued focus on strong financial performance, disciplined credit underwriting, and increasing levels of liquidity. We continue to build a balance sheet that is supported by a robust customer franchise, with an ending loan to deposit ratio of 86%, providing ample room for expansion of loans which reinforces our net interest margin. We will also take proactive additional expense reduction measures during the second quarter of 2019 that we expect will result in an annual pre-tax expense reduction of approximately $10 million. These initiatives, our quarter-end tangible common equity ratio of 10.2%, increasing levels of liquidity and a healthy balance sheet support our ability to deploy capital for continued organic growth and disciplined opportunistic acquisitions."

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

First Quarter 2019 Financial Highlights

Income Statement

•	Net income was $22.7 million, or $0.44 per diluted share, compared to $16.0 million or $0.31 for the prior quarter and $18.0 million or $0.38 for the first quarter of 2018. Adjusted net income[1] was $24.2 million, or $0.47 per diluted share, compared to $23.9 million or $0.47 for the prior quarter and $19.3 million or $0.40 for the first quarter of 2018.
•	Net revenues were $73.6 million, an increase of $0.9 million or 1% compared to the prior quarter, and an increase of $11.6 million or 19% compared to the first quarter of 2018. Adjusted revenues[1] were $73.6 million, an increase of $0.8 million, or 1%, from the prior quarter and an increase of $11.5 million, or 18%, from the first quarter of 2018.
•	Net interest income totaled $60.8 million, an increase of $0.8 million or 1% from the prior quarter and an increase of $11.0 million or 22% from the first quarter of 2018. The increase quarter over quarter was despite a flattening yield curve and two fewer days in the quarter.
•	Net interest margin was 4.02% in the first quarter of 2019, 4.00% in the fourth quarter of 2018 and 3.80% in the first quarter of 2018. Quarter over quarter, the yield on loans expanded 10 basis points, the yield on securities contracted 4 basis points, and the cost of deposits increased 13 basis points. The impact on net interest margin from accretion of purchase discounts on acquired loans was 26 basis points in the first quarter of 2019, 1 basis point below the prior quarter. The net interest margin continues to benefit from positive remixing of earning assets as well as actions taken to reduce reliance on Federal Home Loan Bank advances and migrate funding towards lower rate deposit balances.
•	Noninterest income totaled $12.8 million, an increase of $0.1 million or 1% compared to the prior quarter and an increase of $0.5 million or 4% from the first quarter of 2018. Sequentially, service charges on deposits declined by $0.3 million, the result of fewer business days in the first quarter, which was offset by mortgage banking fees which increased $0.3 million, the result of a successful introduction of new saleable residential mortgage products and a focus on generating saleable volume. SBA and marine-related fees improved modestly, the result of higher volumes in both units. Interchange income increased $0.2 million, sequentially, while wealth-related fees were down modestly, the result of lower equity valuations. Other income declined primarily due to the prior quarter benefiting from a $0.3 million bank owned life insurance ("BOLI") payout. The decline in BOLI-related income was the result of the cancellation of low yielding policies acquired in the First Green acquisition. Finally, securities losses were lower by $0.4 million sequentially.
•	The provision for loan losses was $1.4 million compared to $2.3 million in the prior quarter and $1.1 million in the first quarter of 2018.
•	Noninterest expense was $43.1 million, a decrease of $6.4 million or 13% compared to the prior quarter and an increase of $5.9 million or 16% from the first quarter of 2018. During the fourth quarter of 2018, the Company integrated the operations of First Green, recording $8.0 million in merger related charges. Noninterest expense in the first quarter included:
◦	Lower salaries and wage expenses were offset by increases in employee benefits associated with higher seasonal payroll taxes and 401(k) plan contributions, typical of the first quarter.
◦	We hired 10 business bankers in Fort Lauderdale and Tampa, augmenting the 10 business bankers hired in the fourth quarter.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

◦	As required by existing accounting guidance, we defer the net costs of loan originations. Such deferrals were lower quarter over quarter due to lower loan production, resulting in higher noninterest expense.
◦	Two previously ongoing projects in risk management and lending operations were accelerated that will support the scaling of our business, resulting in higher professional fees in the quarter. We launched our small business direct loan origination platform ahead of schedule and will launch our digital commercial origination platform in June.
◦	The quarter included merger related charges of $0.3 million due to the First Green acquisition and one banking center consolidation charge totaling $0.2 million.
◦	Looking forward, during the second quarter of 2019, our continued focus on efficiency and streamlining operations will result in a reduction of approximately 50 full time equivalent employees. While the Company will incur severance charges of approximately $1.5 million, this in combination with other expense initiatives, including two more banking center closures will result in approximately a $10 million annual pre-tax expense reduction.
•	Seacoast recorded $6.4 million in income tax expense in the first quarter of 2019, compared to $4.9 million in the prior quarter and $5.8 million in the first quarter of 2018. Tax benefits related to stock-based compensation were $0.6 million in the first quarter of 2019 and $0.4 million in the fourth quarter of 2018. Taxes in the fourth quarter of 2018 also included $0.5 million in additional expenses associated with the redemption of First Green's BOLI policies, which was removed from the presentation of adjusted results.
•	Adjusted revenues[1] increased 18% compared to prior year while adjusted noninterest expense[1] increased 15%, generating 3% operating leverage.
•	The efficiency ratio was 56.6% compared to 65.8% in the prior quarter and 57.8% in the first quarter of 2018. The adjusted efficiency ratio[1] was 55.8% compared to 54.2% in the prior quarter and 57.1% in the first quarter of 2018. The increase quarter over quarter in the adjusted efficiency ratio, was primarily the result of a return of seasonal 401(k) and payroll tax expenses.

Balance Sheet

•	At March 31, 2019, the Company had total assets of $6.8 billion and total shareholders' equity of $896.4 million. Book value per share was $17.44 and tangible book value per share was $12.98, compared to $16.83 and $12.33, respectively, at December 31, 2018 and $14.94 and $11.39, respectively, at March 31, 2018. Year-over-year, tangible book value per share increased 14%.
•	Debt securities totaled $1.2 billion at March 31, 2019, a decrease of $50.7 million compared to the prior quarter and a decrease of $210.6 million from March 31, 2018. The decrease included the sale of $35.0 million of certain low yielding securities, which resulted in a loss of $0.1 million in the first quarter of 2019. In addition, in connection with the adoption of new accounting guidance in January 2019, the Company elected to transfer securities with an aggregate amortized cost basis of $53.5 million and fair value of $52.8 million from the held-to-maturity designation to available-for-sale.
•	Loans totaled $4.8 billion at March 31, 2019, an increase of $3.2 million compared to the prior quarter, and an increase of $931.3 million or 24% from March 31, 2018.
•	Consumer and small business originations for the first quarter of 2019 were $118.5 million, an increase of 4% compared to the fourth quarter of 2018 and an increase of 20% compared to the first quarter of 2018.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

•	Commercial originations during the first quarter of 2019 were $109.1 million, a decrease of 32% compared to the fourth quarter of 2018 and 11% compared to the first of quarter 2018, largely a reflection of seasonal trends.
•	We continue to prudently manage commercial real estate exposure. Construction and land development and commercial real estate loans remain well below regulatory guidance at 57% and 216% of total risk based capital, respectively, down from 63% and 227%, respectively, in the fourth quarter of 2018.
•	Closed residential loans retained in the portfolio for the first quarter of 2019 were $49.6 million, down 32% from the fourth quarter of 2018 and down 37% from the first quarter of 2018. This is consistent with the Residential Lending team's emphasis on generating saleable volume.
•	Pipelines (loans in underwriting and approval or approved and not yet closed) remained strong, totaling $290.2 million.
•	Consumer and small business pipelines were $67.6 million, an increase of 26% sequentially and 34% compared to the prior year.
•	Commercial pipelines were $177.3 million, an increase of 8% sequentially and 44% compared to the prior year.
•	Residential pipelines were $45.3 million, an increase of 4% sequentially and a decrease of 36% compared to the prior year.
•	Total deposits were $5.6 billion as of March 31, 2019, an increase of $428.3 million, or 8%, sequentially and an increase of $886.0 million, or 19%, from the prior year.
•	Interest-bearing deposits (interest-bearing demand, savings and money market deposits) increased year-over-year $312.4 million, or 13%, to $2.8 billion, noninterest bearing demand deposits increased $187.7 million, or 13%, to $1.7 billion, and CDs increased $385.9 million, or 52%, to $1.1 billion.
•	Total deposits grew 16% on an annualized basis during the quarter, excluding the favorable impact of $76 million of customer sweep repurchase agreements migrating to interest-bearing deposits and the acquisition of $147 million of brokered CDs.
•	During the quarter, noninterest bearing demand deposits grew 27% on an annualized basis.
•	Overall cost of deposits increased to 67 basis points, due in part to a strategic shift in funding from FHLB advances to brokered deposits. This shift impacted the cost of deposits by 3 basis points, but reduced the overall cost of funding.
•	First quarter return on average tangible assets (ROTA) was 1.48%, compared to 1.05% in the prior quarter and 1.34% in the first quarter of 2018. Adjusted ROTA[1] was 1.50% compared to 1.49% in the prior quarter and 1.38% in the first quarter of 2018.

Capital

•	First quarter return on average tangible common equity (ROTCE) was 14.86%, compared to 10.94% in the prior quarter and 14.41% in the first quarter of 2018. Adjusted ROTCE[1] was 15.11% compared to 15.44% in the prior quarter and 14.82% in the first quarter of 2018.
•	The common equity tier 1 capital ratio (CET1) was 14.3%, total capital ratio was 15.0% and the tier 1 leverage ratio was 11.2% at March 31, 2019.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

•	Tangible common equity to tangible assets was 10.18% at March 31, 2019, compared to 9.72% at December 31, 2018 and 9.33% at March 31, 2018.

Asset Quality

•	Nonperforming loans to total loans outstanding was 0.46% at March 31, 2019, 0.55% at December 31, 2018, and 0.50% at March 31, 2018.

•	Nonperforming assets to total assets was 0.51% at March 31, 2019, 0.58% at December 31, 2018 and 0.50% at March 31, 2018. Nonperforming assets decreased $4.9 million in the first quarter of 2019, attributed primarily to the payoff of a $3.0 million acquired residential real estate loan.
•	The ratio of allowance for loan losses to total loans was 0.68% at March 31, 2019, 0.67% at December 31, 2018, and 0.72% at March 31, 2018. The ratio of allowance for loan losses to non-acquired loans was 0.89% at March 31, 2019, 0.89% at December 31, 2018, and 0.90% at March 31, 2018.
•	Net charge-offs were $1.0 million or 0.08% of average loans for the first quarter of 2019 compared to $3.7 million in the prior quarter.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

FINANCIAL HIGHLIGHTS			(Unaudited)
(Amounts in thousands except per share data)
	Quarterly Trends

	1Q'19	4Q'18	3Q'18	2Q'18	1Q'18
Selected Balance Sheet Data:
Total Assets	$6,783,389	$6,747,659	$5,930,934	$5,922,681	$5,903,101
Gross Loans	4,828,441	4,825,214	4,059,323	3,974,016	3,897,125
Total Deposits	5,605,578	5,177,240	4,643,510	4,697,440	4,719,543

Performance Measures:
Net Income	$22,705	$15,962	$16,322	$16,964	$18,027
Net Interest Margin	4.02%	4.00%	3.82%	3.77%	3.80%
Average Diluted Shares Outstanding	52,039	51,237	48,029	47,974	47,688
Diluted Earnings Per Share (EPS)	$0.44	$0.31	$0.34	$0.35	$0.38
Return on (annualized):
Average Assets (ROA)	1.36%	0.96%	1.10%	1.16%	1.25%
Average Return on Tangible Assets (ROTA)	1.48	1.05	1.18	1.24	1.34
Average Tangible Common Equity (ROTCE)	14.86	10.94	12.04	13.08	14.41
Efficiency Ratio	56.55	65.76	57.04	58.41	57.80

Adjusted Operating Measures[1]:
Adjusted Net Income	$24,205	$23,893	$17,626	$18,268	$19,298
Adjusted Diluted EPS	0.47	0.47	0.37	0.38	0.40
Adjusted ROTA	1.50%	1.49%	1.22%	1.28%	1.38%
Adjusted ROTCE	15.11	15.44	12.43	13.49	14.82
Adjusted Efficiency Ratio	55.81	54.19	56.29	57.31	57.05
Adjusted Noninterest Expenses as a
Percent of Average Tangible Assets	2.55	2.46	2.48	2.57	2.55

Other Data:
Market capitalization[2]	$1,354,759	$1,336,415	$1,380,275	$1,489,411	$1,243,644
Full-time equivalent employees	902	902	835	826	814
Number of ATMs	84	87	86	87	86
Full service banking offices	50	51	49	49	49
Registered online users	102,274	99,415	94,400	92,107	91,636
Registered mobile devices	87,844	83,151	73,300	69,038	65,336

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

2Common shares outstanding multiplied by closing bid price on last day of each period

Vision 2020

We remain confident in our ability to achieve our Vision 2020 targets announced in 2017.

Vision 2020 Targets
Return on Tangible Assets	1.30% +
Return on Tangible Common Equity	16% +
Efficiency Ratio	Below 50%

First Quarter Operating Highlights

Modernizing How We Sell

•	In the first quarter, we completed a pilot program for automated fulfillment of small business loan products. The pilot was limited to a select group of products, and offers auto-decisioning and digitized onboarding. Once fully implemented, this technology will significantly reduce the cost to originate small business loans to current customers, while maintaining our strict credit underwriting culture.

Lowering Our Cost to Serve

•	We consolidated one banking center location in the first quarter of 2019 in alignment with our Vision 2020 objective of reducing our footprint to meet the evolving needs of our customers. We expect a six-month payback period, and recorded $0.2 million in associated expenses. We have two additional banking center consolidations planned in the second quarter of 2019. We expect negligible customer impact given the proximity to other banking centers and increased usage of digital channels by these customers.
•	At March 31, 2019, average deposits per banking center exceeded $112 million, up from $96 million at March 31, 2018.
•	During the second quarter of 2019, our continued focus on efficiency and streamlining operations will result in a reduction of approximately 50 full time equivalent employees. While the Company will incur severance charges of approximately $1.5 million, this in combination with other expense initiatives, including two more banking center closures will result in approximately a $10 million annual pre-tax expense reduction.

Driving Improvements in How Our Business Operates

•	Late in 2018, we launched a large-scale initiative to implement a fully digital loan origination platform across all business banking units. This follows the successful rollout of our fully digital mortgage banking origination platform. This investment should provide financial returns through a significant improvement in efficiency and banker productivity in 2020 and beyond.

Scaling and Evolving Our Culture

•	We continue to invest in business bankers. In the first quarter of 2019 we on-boarded 10 new business bankers in order to fully support the strong markets we serve and to advance our growth and operating leverage objectives. We have a robust pipeline of talent as we enter the second quarter of 2019 and will continue to opportunistically add top-tier bankers in both the Fort Lauderdale and Tampa markets.
•	In the first quarter of 2019, Seacoast Bank’s 401(k) plan was recognized as a Best in Class 401(k) Plan for 2019 by PLANSPONSOR magazine. Associate participation in the 401(k) plan and Seacoast's contribution match differentiates us from industry peers.

OTHER INFORMATION

Conference Call Information

Seacoast will host a conference call on April 26, 2019 at 10:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Investors may call in (toll-free) by dialing (888) 424-8151 (passcode: 6617 843; host: Dennis S. Hudson). Charts will be used during the conference call and may be accessed at Seacoast's website at www.SeacoastBanking.com by selecting "Presentations" under the heading "News/Events" A replay of the call will be available for one month, beginning late afternoon of April 26, 2019 by dialing (888) 843-7419 (domestic) and using passcode: 6617 843#.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast's website at www.SeacoastBanking.com. The link is located in the subsection "Presentations" under the heading "Investor Services." Beginning the afternoon of April 26, 2019, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $6.8 billion in assets and $5.6 billion in deposits as of March 31, 2019. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, and 50 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast Bank. Offices stretch from Fort Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida and the adjacent Tampa market, and west to Okeechobee and surrounding counties. More information about the Company is available at www.SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, including Vision 2020, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may”, “will”, “anticipate”, “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; changes in borrower credit risks and payment behaviors; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; our ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect us or the banking industry; our concentration in commercial real estate loans; the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of our investments due to market volatility or counterparty payment risk; statutory and regulatory dividends restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including our ability to continue to identify acquisition targets and successfully acquire desirable financial institutions; changes in technology or products that may be more difficult, costly, or less effective than anticipated; our ability to identify and address increased cybersecurity risks; inability of our risk management framework to manage risks associated with our business; dependence on key suppliers or vendors to obtain equipment or services for our business on acceptable terms; reduction in or the termination of our ability to use the mobile-based platform that is critical to our business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters or other catastrophic events that may affect general economic conditions; unexpected outcomes of, and the costs associated with, existing or new litigation involving us; our ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that our deferred tax assets could be reduced if estimates of future taxable income from our operations and tax planning strategies are less than currently estimated and sales of our capital stock could trigger a reduction in the amount of net operating loss carryforwards that we may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2018, under “Special Cautionary Notice Regarding Forward-looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands, except ratios and per share data)	1Q'19	4Q'18	3Q'18	2Q'18	1Q'18

Summary of Earnings
Net income	$22,705	$15,962	$16,322	$16,964	$18,027
Adjusted net income[1]	24,205	23,893	17,626	18,268	19,298
Net interest income[2]	60,861	60,100	51,709	50,294	49,853
Net interest margin[2,3]	4.02%	4.00%	3.82%	3.77%	3.80%

Performance Ratios
Return on average assets-GAAP basis[3]	1.36%	0.96%	1.10%	1.16%	1.25%
Return on average tangible assets-GAAP basis[3,4]	1.48	1.05	1.18	1.24	1.34
Adjusted return on average tangible assets[1,3,4]	1.50	1.49	1.22	1.28	1.38

Return on average shareholders' equity-GAAP basis[3]	10.47	7.65	8.89	9.59	10.52
Return on average tangible common equity-GAAP basis[3,4]	14.86	10.94	12.04	13.08	14.41
Adjusted return on average tangible common equity[1,3,4]	15.11	15.44	12.43	13.49	14.82
Efficiency ratio[5]	56.55	65.76	57.04	58.41	57.80
Adjusted efficiency ratio[1]	55.81	54.19	56.29	57.31	57.05
Noninterest income to total revenue	17.45	17.97	19.31	20.28	19.95
Tangible common equity to tangible assets[4]	10.18	9.72	9.85	9.56	9.33
Average loan-to-deposit ratio	90.55	89.14	86.25	83.51	84.10
End of period loan-to-deposit ratio	86.38	93.43	87.77	84.91	83.02

Per Share Data
Net income diluted-GAAP basis	$0.44	$0.31	$0.34	$0.35	$0.38
Net income basic-GAAP basis	0.44	0.32	0.35	0.36	0.38
Adjusted earnings[1]	0.47	0.47	0.37	0.38	0.40

Book value per share common	17.44	16.83	15.50	15.18	14.94
Tangible book value per share	12.98	12.33	12.01	11.67	11.39
Cash dividends declared	—	—	—	—	—

1Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures.”

2Calculated on a fully taxable equivalent basis using amortized cost.

3These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

4The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.

5Defined as (noninterest expense less amortization of intangibles and gains, losses, and expenses on foreclosed properties) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).

CONDENSED CONSOLIDATED STATEMENTS OF INCOME		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands, except per share data)	1Q'19	4Q'18	3Q'18	2Q'18	1Q'18

Interest on securities:
Taxable	$9,119	$9,528	$9,582	$9,389	$9,361
Nontaxable	151	200	225	216	243
Interest and fees on loans	62,287	59,495	48,713	46,519	45,257
Interest on federal funds sold and other investments	918	835	634	585	616
Total Interest Income	72,475	70,058	59,154	56,709	55,477

Interest on deposits	3,873	3,140	2,097	1,988	1,538
Interest on time certificates	4,959	3,901	2,975	2,629	2,179
Interest on borrowed money	2,869	3,033	2,520	1,885	1,998
Total Interest Expense	11,701	10,074	7,592	6,502	5,715

Net Interest Income	60,774	59,984	51,562	50,207	49,762
Provision for loan losses	1,397	2,342	5,774	2,529	1,085
Net Interest Income After Provision for Loan Losses	59,377	57,642	45,788	47,678	48,677

Noninterest income:
Service charges on deposit accounts	2,697	3,019	2,833	2,674	2,672
Trust fees	1,017	1,040	1,083	1,039	1,021
Mortgage banking fees	1,115	809	1,135	1,336	1,402
Brokerage commissions and fees	436	468	444	461	359
Marine finance fees	362	185	194	446	573
Interchange income	3,401	3,198	3,119	3,076	2,942
BOLI income	915	1,091	1,078	1,066	1,056
SBA gains	636	519	473	748	734
Other	2,266	2,810	1,980	1,923	1,639
	12,845	13,139	12,339	12,769	12,398
Securities losses, net	(9)	(425)	(48)	(48)	(102)
Total Noninterest Income	12,836	12,714	12,291	12,721	12,296

Noninterest expenses:
Salaries and wages	18,506	22,172	17,129	16,429	15,381
Employee benefits	4,206	3,625	3,205	3,034	3,081
Outsourced data processing costs	3,845	5,809	3,493	3,393	3,679
Telephone / data lines	811	602	624	643	612
Occupancy	3,807	3,747	3,214	3,316	3,117
Furniture and equipment	1,757	2,452	1,367	1,468	1,457
Marketing	1,132	1,350	1,139	1,344	1,252
Legal and professional fees	2,847	3,668	2,019	2,301	1,973
FDIC assessments	488	571	431	595	598
Amortization of intangibles	1,458	1,303	1,004	1,004	989
Foreclosed property expense and net (gain)/loss on sale	(40)	—	(136)	405	192
Other	4,282	4,165	3,910	4,314	4,833
Total Noninterest Expense	43,099	49,464	37,399	38,246	37,164

Income Before Income Taxes	29,114	20,892	20,680	22,153	23,809
Income taxes	6,409	4,930	4,358	5,189	5,782

Net Income	$22,705	$15,962	$16,322	$16,964	$18,027

Per share of common stock:

Net income diluted	$0.44	$0.31	$0.34	$0.35	$0.38
Net income basic	0.44	0.32	0.35	0.36	0.38
Cash dividends declared	—	—	—	—	—

Average diluted shares outstanding	52,039	51,237	48,029	47,974	47,688
Average basic shares outstanding	51,359	50,523	47,205	47,165	46,952

CONDENSED CONSOLIDATED BALANCE SHEETS		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands)	2019	2018	2018	2018	2018

Assets
Cash and due from banks	$98,270	$92,242	$101,920	$123,927	$129,065
Interest bearing deposits with other banks	105,741	23,709	3,174	7,594	6,794
Total Cash and Cash Equivalents	204,011	115,951	105,094	131,521	135,859

Time deposits with other banks	8,174	8,243	9,813	10,562	12,553

Debt Securities:
Available for sale (at fair value)	877,549	865,831	923,206	954,906	982,958
Held to maturity (at amortized cost)	295,485	357,949	367,387	382,137	400,647
Total Debt Securities	1,173,034	1,223,780	1,290,593	1,337,043	1,383,605

Loans held for sale	13,900	11,873	16,172	14,707	20,887

Loans	4,828,441	4,825,214	4,059,323	3,974,016	3,897,125
Less: Allowance for loan losses	(32,822)	(32,423)	(33,865)	(28,924)	(28,118)
Net Loans	4,795,619	4,792,791	4,025,458	3,945,092	3,869,007

Bank premises and equipment, net	70,412	71,024	63,531	63,991	64,577
Other real estate owned	11,921	12,802	4,715	8,417	10,288
Goodwill	205,260	204,753	148,555	148,555	148,555
Other intangible assets, net	23,959	25,977	16,508	17,319	18,246
Bank owned life insurance	124,306	123,394	122,561	121,602	120,654
Net deferred tax assets	24,647	28,954	25,822	26,021	24,427
Other assets	128,146	128,117	102,112	97,851	94,443
Total Assets	$6,783,389	$6,747,659	$5,930,934	$5,922,681	$5,903,101

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$1,676,009	$1,569,602	$1,488,689	$1,463,652	$1,488,261
Interest-bearing demand	1,100,477	1,014,032	912,891	976,281	1,015,054
Savings	508,320	493,807	451,958	444,736	437,878
Money market	1,192,070	1,173,950	1,036,940	1,023,170	1,035,531
Other time certificates	539,202	513,312	411,208	413,643	410,108
Brokered time certificates	367,841	220,594	192,182	228,602	184,405
Time certificates of more than $250,000	221,659	191,943	149,642	147,356	148,306
Total Deposits	5,605,578	5,177,240	4,643,510	4,697,440	4,719,543

Securities sold under agreements to repurchase	148,005	214,323	189,035	200,050	173,249
Federal Home Loan Bank borrowings	3,000	380,000	261,000	205,000	208,000
Subordinated debt	70,874	70,804	70,734	70,664	70,591
Other liabilities	59,508	41,025	33,824	33,364	29,857
Total Liabilities	5,886,965	5,883,392	5,198,103	5,206,518	5,201,240

Shareholders' Equity
Common stock	5,141	5,136	4,727	4,716	4,698
Additional paid in capital	780,680	778,501	668,711	665,885	663,727
Retained earnings	119,779	97,074	81,112	64,790	47,825
Treasury stock	(4,959)	(3,384)	(2,854)	(2,884)	(2,279)
	900,641	877,327	751,696	732,507	713,971
Accumulated other comprehensive loss, net	(4,217)	(13,060)	(18,865)	(16,344)	(12,110)
Total Shareholders' Equity	896,424	864,267	732,831	716,163	701,861
Total Liabilities & Shareholders' Equity	$6,783,389	$6,747,659	$5,930,934	$5,922,681	$5,903,101

Common shares outstanding	51,414	51,361	47,270	47,163	46,983

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Amounts in thousands)	1Q'19	4Q'18	3Q'18	2Q'18	1Q'18

Credit Analysis
Net charge-offs (recoveries) - non-acquired loans	$762	$3,693	$800	$1,715	$117
Net charge-offs (recoveries) - acquired loans	201	56	(3)	(25)	(116)
Total Net Charge-offs (Recoveries)	963	3,749	797	1,690	1

TDR valuation adjustments	$35	$35	$36	$33	$88

Net charge-offs (recoveries) to average loans - non-acquired loans	0.06%	0.32%	0.08%	0.17%	0.01%
Net charge-offs (recoveries) to average loans - acquired loans	0.02	—	—	—	(0.01)
Total Net Charge-offs (Recoveries) to Average Loans	0.08	0.32	0.08	0.17	—

Provision for loan losses - non-acquired loans	$1,709	$2,343	$5,640	$2,591	$1,383
Provision for (recapture of) loan losses - acquired loans	(312)	(1)	134	(62)	(298)
Total Provision for Loan Losses	$1,397	$2,342	$5,774	$2,529	$1,085

Allowance for loan losses - non-acquired loans	$32,715	$31,803	$33,188	$28,384	$27,541
Allowance for loan losses - acquired loans	107	620	677	540	577
Total Allowance for Loan Losses	$32,822	$32,423	$33,865	$28,924	$28,118

Non-acquired loans at end of period	$3,667,221	$3,588,251	$3,383,571	$3,221,569	$3,063,618
Purchased noncredit impaired loans at end of period	1,147,432	1,222,529	662,701	739,232	819,814
Purchased credit impaired loans at end of period	13,788	14,434	13,051	13,215	13,693
Total Loans	$4,828,441	$4,825,214	$4,059,323	$3,974,016	$3,897,125

Non-acquired loans allowance for loan losses to non-acquired loans at end of period	0.89%	0.89%	0.98%	0.88%	0.90%
Total allowance for loan losses to total loans at end of period	0.68	0.67	0.83	0.73	0.72
Purchase discount on acquired loans at end of period	3.80	3.86	2.25	2.31	2.32

End of Period
Nonperforming loans - non-acquired	$15,423	$15,783	$18,998	$19,578	$12,628
Nonperforming loans - acquired	6,990	10,693	7,142	6,624	6,711
Other real estate owned - non-acquired	831	386	418	354	2,246
Other real estate owned - acquired	1,725	3,020	1,203	4,969	4,969
Bank branches closed included in other real estate owned	9,365	9,396	3,094	3,094	3,073
Total Nonperforming Assets	$34,334	$39,278	$30,855	$34,619	$29,627

Restructured loans (accruing)	$14,857	$13,346	$13,797	$14,241	$14,777

Nonperforming loans to loans at end of period - non-acquired	0.42%	0.44%	0.56%	0.61%	0.41%
Nonperforming loans to loans at end of period - acquired	0.60	0.86	1.06	0.88	0.81
Total Nonperforming Loans to Loans at End of Period	0.46	0.55	0.64	0.66	0.50

Nonperforming assets to total assets - non-acquired	0.38%	0.38%	0.38%	0.39%	0.30%
Nonperforming assets to total assets - acquired	0.13	0.20	0.14	0.19	0.20
Total Nonperforming Assets to Total Assets	0.51	0.58	0.52	0.58	0.50

	March 31,	December 31,	September 30,	June 30,	March 31,
Loans	2019	2018	2018	2018	2018

Construction and land development	$417,565	$443,568	$376,257	$359,070	$374,244
Commercial real estate - owner occupied	989,234	970,181	829,368	812,306	796,898
Commercial real estate - non-owner occupied	1,173,183	1,161,885	897,331	888,989	848,341
Residential real estate	1,329,166	1,324,377	1,152,640	1,103,946	1,065,152
Consumer	206,414	202,881	192,772	190,835	195,788
Commercial and financial	712,879	722,322	610,955	618,870	616,702
Total Loans	$4,828,441	$4,825,214	$4,059,323	$3,974,016	$3,897,125

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	1Q'19			4Q'18			1Q'18
	Average		Yield/	Average		Yield/	Average		Yield/
(Amounts in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$1,186,374	$9,119	3.07%	$1,227,648	$9,528	3.10%	$1,361,277	$9,361	2.75%
Nontaxable	26,561	190	2.86	29,255	252	3.45	32,640	307	3.76
Total Securities	1,212,935	9,309	3.07	1,256,903	9,780	3.11	1,393,917	9,668	2.77

Federal funds sold and other
investments	91,136	918	4.09	87,146	835	3.80	56,173	616	4.45

Loans, net	4,839,046	62,335	5.22	4,611,691	59,559	5.12	3,872,369	45,284	4.74

Total Earning Assets	6,143,117	72,562	4.79	5,955,740	70,174	4.67	5,322,459	55,568	4.23

Allowance for loan losses	(32,966)			(33,864)			(27,469)
Cash and due from banks	99,940			124,299			113,899
Premises and equipment	70,938			75,120			65,932
Intangible assets	230,066			213,713			167,136
Bank owned life insurance	123,708			132,495			122,268
Other assets	136,175			122,367			87,463
Total Assets	$6,770,978			$6,589,870			$5,851,688

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$1,029,726	$839	0.33%	$974,711	$515	0.21%	$1,001,672	$450	0.18%
Savings	500,347	477	0.39	509,434	418	0.33	435,433	104	0.10
Money market	1,158,939	2,557	0.89	1,161,599	2,207	0.75	976,498	984	0.41
Time deposits	1,042,346	4,959	1.93	899,153	3,901	1.72	776,807	2,179	1.14
Federal funds purchased and securities
sold under agreements to repurchase	185,032	550	1.21	242,963	732	1.20	175,982	274	0.63
Federal Home Loan Bank borrowings	227,378	1,421	2.53	240,799	1,468	2.42	276,389	1,030	1.51
Other borrowings	70,836	898	5.14	70,764	833	4.67	70,550	694	3.99

Total Interest-Bearing Liabilities	4,214,604	11,701	1.13	4,099,423	10,074	0.97	3,713,331	5,715	0.62

Noninterest demand	1,612,548			1,628,842			1,413,967
Other liabilities	64,262			33,846			29,150
Total Liabilities	5,891,414			5,762,111			5,156,448

Shareholders' equity	879,564			827,759			695,240

Total Liabilities & Equity	$6,770,978			$6,589,870			$5,851,688

Cost of deposits			0.67%			0.54%			0.33%
Interest expense as a % of earning assets			0.77%			0.67%			0.44%
Net interest income as a % of earning assets		$60,861	4.02%		$60,100	4.00%		$49,853	3.80%

1On a fully taxable equivalent basis.  All yields and rates have been computed using amortized cost.

Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands)	2019	2018	2018	2018	2018

Customer Relationship Funding
Noninterest demand
Commercial	$1,298,468	$1,217,842	$1,182,018	$1,154,225	$1,163,119
Retail	275,383	259,318	233,472	236,838	252,055
Public funds	73,640	68,324	42,474	44,182	49,014
Other	28,518	24,118	30,725	28,407	24,073
Total Noninterest Demand	1,676,009	1,569,602	1,488,689	1,463,652	1,488,261

Interest-bearing demand
Commercial	289,544	211,879	167,865	181,646	164,359
Retail	646,522	650,490	655,429	681,615	700,262
Public funds	164,411	151,663	89,597	113,020	150,433
Total Interest-Bearing Demand	1,100,477	1,014,032	912,891	976,281	1,015,054

Total transaction accounts
Commercial	1,588,012	1,429,721	1,349,883	1,335,871	1,327,478
Retail	921,905	909,808	888,901	918,453	952,317
Public funds	238,051	219,987	132,071	157,202	199,447
Other	28,518	24,118	30,725	28,407	24,073
Total Transaction Accounts	2,776,486	2,583,634	2,401,580	2,439,933	2,503,315

Savings	508,320	493,807	451,958	444,736	437,878

Money market
Commercial	500,649	459,380	423,304	408,005	410,527
Retail	602,378	607,837	524,415	522,783	522,882
Public funds	89,043	106,733	89,221	92,382	102,122
Total Money Market	1,192,070	1,173,950	1,036,940	1,023,170	1,035,531

Brokered time certificates	367,841	220,594	192,182	228,602	184,405
Other time certificates	760,861	705,255	560,850	560,999	558,414
	1,128,702	925,849	753,032	789,601	742,819
Total Deposits	$5,605,578	$5,177,240	$4,643,510	$4,697,440	$4,719,543

Customer sweep accounts	$148,005	$214,323	$189,035	$200,050	$173,249

Explanation of Certain Unaudited Non-GAAP Financial Measures

This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands, except per share data)	1Q'19	4Q'18	3Q'18	2Q'18	1Q'18

Net Income	$22,705	$15,962	$16,322	$16,964	$18,027

Total noninterest income	12,836	12,714	12,291	12,721	12,296
Securities losses, net	9	425	48	48	102
BOLI benefits on death (included in other income)	—	(280)	—	—	—
Total Adjustments to Noninterest Income	9	145	48	48	102
Total Adjusted Noninterest Income	12,845	12,859	12,339	12,769	12,398

Total noninterest expense	43,099	49,464	37,399	38,246	37,164
Merger related charges	(335)	(8,034)	(482)	(695)	(470)
Amortization of intangibles	(1,458)	(1,303)	(1,004)	(1,004)	(989)
Branch reductions and other expense initiatives	(208)	(587)	—	—	—
Total Adjustments to Noninterest Expense	(2,001)	(9,924)	(1,486)	(1,699)	(1,459)
Total Adjusted Noninterest Expense	41,098	39,540	35,913	36,547	35,705

Income Taxes	6,409	4,930	4,358	5,189	5,782
Tax effect of adjustments	510	2,623	230	443	538
Taxes and tax penalties on acquisition-related BOLI redemption	—	(485)	—	—	—
Effect of change in corporate tax rate	—	—	—	—	(248)
Total Adjustments to Income Taxes	510	2,138	230	443	290
Adjusted Income Taxes	6,919	7,068	4,588	5,632	6,072
Adjusted Net Income	$24,205	$23,893	$17,626	$18,268	$19,298

Earnings per diluted share, as reported	$0.44	$0.31	$0.34	$0.35	$0.38
Adjusted Earnings per Diluted Share	0.47	0.47	0.37	0.38	0.40
Average diluted shares outstanding	52,039	51,237	48,029	47,974	47,688

Adjusted Noninterest Expense	$41,098	$39,540	$35,913	$36,547	$35,705
Foreclosed property expense and net gain/(loss) on sale	40	—	137	(405)	(192)
Net Adjusted Noninterest Expense	$41,138	$39,540	$36,050	$36,142	$35,513

Revenue	$73,610	$72,698	$63,853	$62,928	$62,058
Total Adjustments to Revenue	9	145	48	48	102
Impact of FTE adjustment	87	116	147	87	91
Adjusted Revenue on a fully taxable equivalent basis	$73,706	$72,959	$64,048	$63,063	$62,251
Adjusted Efficiency Ratio	55.81%	54.19%	56.29%	57.31%	57.05%

Average Assets	$6,770,978	$6,589,870	$5,903,327	$5,878,035	$5,851,688
Less average goodwill and intangible assets	(230,066)	(213,713)	(165,534)	(166,393)	(167,136)
Average Tangible Assets	$6,540,912	$6,376,157	$5,737,793	$5,711,642	$5,684,552

Return on Average Assets (ROA)	1.36%	0.96%	1.10%	1.16%	1.25%
Impact of removing average intangible assets and related amortization	0.12	0.09	0.08	0.08	0.09
Return on Average Tangible Assets (ROTA)	1.48	1.05	1.18	1.24	1.34
Impact of other adjustments for Adjusted Net Income	0.02	0.44	0.04	0.04	0.04
Adjusted Return on Average Tangible Assets	1.50	1.49	1.22	1.28	1.38

Average Shareholders' Equity	$879,564	$827,759	$728,290	$709,674	$695,240
Less average goodwill and intangible assets	(230,066)	(213,713)	(165,534)	(166,393)	(167,136)
Average Tangible Equity	$649,498		$614,046	$562,756	$543,281

Return on Average Shareholders' Equity	10.47%	7.65%	8.89%	9.59%	10.52%
Impact of removing average intangible assets and related amortization	4.39	3.29	3.15	3.49	3.89
Return on Average Tangible Common Equity (ROTCE)	14.86	10.94	12.04	13.08	14.41
Impact of other adjustments for Adjusted Net Income	0.25	4.50	0.39	0.41	0.41
Adjusted Return on Average Tangible Common Equity	15.11	15.44	12.43	13.49	14.82